UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2023

Perdoceo Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 E. Golf Road., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2023, Perdoceo Education Corporation (the “Company”) announced that, effective November 16, 2023 (the “Transition Date”), Todd Nelson has been appointed as President and Chief Executive Officer of the Company and transitioned from his position of Executive Chairman of the Board of Directors (the “Board”) to fill such offices. In connection with such transition, Gregory L. Jackson, the Board’s current Lead Independent Director, was named Chairman of the Board, effective on the Transition Date. On November 15, 2023, Andrew Hurst resigned as President and Chief Executive Officer of the Company and as a director of the Company, effective immediately. In connection with his appointment as President and Chief Executive Officer, Mr. Nelson will replace Mr. Hurst as the Company’s principal executive officer. The Board accepted Mr. Hurst’s resignation and also approved a decrease in the size of the Board from nine to eight members. Mr. Hurst’s decision to resign from the Board did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with this transition, the Compensation Committee of the Board and the Board approved a Second Amended and Restated Letter Agreement with Mr. Nelson (the “Second Amended and Restated Letter Agreement”), and the following compensation arrangements for Mr. Nelson, effective as of the Transition Date: (a) a base salary of $800,000, (b) an annual incentive target value of 125% of base salary, (c) a long-term incentive target value of 300% of base salary, (d) accelerated vesting of certain unvested long-term incentive equity awards upon certain qualifying terminations of employment, and (e) the right to receive the cash severance Mr. Nelson is currently eligible to receive under the Amended and Restated Letter Agreement the Company is currently a party to with Mr. Nelson upon a voluntary termination of employment with advance written notice of a minimum of six (6) months to the Company (in addition to other certain qualifying terminations of employment). The foregoing description of the Second Amended and Restated Letter Agreement is qualified in its entirety by reference to the complete text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference herein.

In connection with Mr. Hurst’s resignation, the Compensation Committee of the Board and the Board approved a Separation and General Release Agreement with Mr. Hurst, effective as of the Transition Date (the “Separation Agreement”). Under the terms of the Separation Agreement, the Company will pay Mr. Hurst $2.25 million. The $2.25 million payment is not expected to have a material impact on the Company’s 2023 financial performance or financial position. Pursuant to the Separation Agreement, Mr. Hurst will also receive outplacement services and fully subsidized COBRA insurance premiums (such that the Company pays the full cost of the applicable premiums for such coverage) until the earliest of (a) 18 months following the Transition Date and (b) the date Mr. Hurst becomes eligible under another employer’s health plan.

The Separation Agreement also provides for Mr. Hurst’s agreement (a) not to compete with the Company for a period of one year, (b) not to solicit the Company’s employees, students and certain other persons for a period of two years, and (c) not to disclose confidential information relating to the Company. The Separation Agreement also provides for non-disparagement, continued assistance and cooperation between the parties, a mutual release of claims, subject to certain exclusions, as well as other customary provisions.

The description of the terms of the Separation Agreement contained in this Report does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached to this Report as Exhibit 10.2 and is incorporated by reference herein.

Biographical information regarding Mr. Nelson, age 64, is set forth in the Company’s proxy statement for its 2023 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on April 11, 2023, and such information is incorporated by reference herein. No arrangement or understanding exists between Mr. Nelson and any other person pursuant to which Mr. Nelson was selected to serve as President and Chief Executive Officer of the Company. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Nelson reportable under Item 404(a) of Regulation S-K. Mr. Nelson does not have a family relationship with any of the Company’s directors or executive officers.

A copy of the Company’s press release regarding this appointment and resignation is furnished herewith and attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure

In connection with the announcements, the Company has reaffirmed its full year and fourth quarter outlook as previously provided in the Company’s third quarter earnings release issued on November 2, 2023.

Forward-Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this Current Report on Form 8-K, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to the Company and are subject to various assumptions, risks, uncertainties and other factors that could cause the Company’s results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect the Company’s financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in the Company’s programs; the Company’s continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department’s loan discharge and forgiveness efforts; rulemaking or changing interpretations of existing regulations, guidance or historical practices by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of the Company’s initiatives to improve student experiences, retention and academic outcomes; the Company’s continued eligibility to participate in educational assistance programs for veterans or other military personnel; the Company’s ability to pay dividends on its common stock and execute its stock repurchase program; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent filings with the Securities and Exchange Commission.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this Current Report on Form 8-K are listed in the “Exhibit Index,” which is contained herein and incorporated by reference herein.

Exhibit Index

Exhibit Number	Description of Exhibits

*10.1	Second Amended and Restated Letter Agreement between the Company and Todd Nelson dated November 16, 2023.

*10.2	Separation and General Release Agreement between the Company and Andrew Hurst dated November 15, 2023.

99.1	Press release of the Company dated November 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Greg E. Jansen
Greg E. Jansen
Senior Vice President, General Counsel and Corporate Secretary

Date: November 17, 2023